[Crown Castle International New Release Graphic]	Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, VP Finance
Crown Castle International Corp.
713-570-3000

Ken Dennard / ksdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E
713-529-6600

CROWN CASTLE INTERNATIONAL

REPORTS FOURTH QUARTER AND YEAR-END RESULTS;

INCREASES 2004 SITE RENTAL REVENUE AND

FREE CASH FLOW OUTLOOK

February 18, 2004 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the fourth quarter ended December 31, 2003.

Site rental and broadcast transmission revenue for the fourth quarter of 2003 increased 19.4% percent to $214.0 million from $179.3 million for the same period in the prior year. Operating income improved to $23.6 million in the fourth quarter of 2003 from a loss of $3.6 million in the fourth quarter of 2002, an increase of $27.1 million.

Site rental and broadcast transmission revenue for the full year 2003 increased 16.1% percent to $786.8 million from $677.8 million for the full year 2002. Operating income improved $78.3 million to $51.7 million for the full year 2003 from a loss of $26.6 million for the full year 2002.

Net loss was $171.4 million for the fourth quarter of 2003, inclusive of $122.8 million in losses from the retirement of debt and preferred securities, compared to a net loss of $34.9 million for the same period in 2002, inclusive of $49.1 million of gains from the retirement of debt. Net loss after deduction of dividends on preferred stock was $181.4 million in the fourth quarter of 2003, inclusive of $122.8 million in losses from the retirement of debt and preferred securities, compared to a loss of $4.2 million for the same period last year, inclusive of $98.8 million in gains from the retirement of debt and preferred securities. Fourth quarter net loss per share was $(0.83) compared to a loss per share of $(0.02) in last year’s fourth quarter of 2002. Prior to July 1, 2003, gains and losses from purchases of our 12 3/4% Senior Exchangeable Preferred Stock were presented as part of dividends on preferred stock in our consolidated statement of operations. Since that date, such gains and losses are presented as part of interest and other income (expense) due to the adoption of a new accounting standard for mandatorily redeemable financial instruments.

Net loss for full year 2003 was $420.9 million, inclusive of $160.3 million in losses from the retirement of debt and preferred securities, compared to a net loss of $272.5 million for the same period in 2002, inclusive of $79.1 million of gains from the retirement of debt. Net loss after deduction of dividends on preferred stock was $474.8 million for the full year 2003, inclusive of $160.0 million in losses from the retirement of debt and preferred securities, compared to a loss of $252.9 million for the same period last year, inclusive of $178.6 million in gains from the retirement of debt and preferred securities. Full year 2003 net loss per share was $(2.19) compared to a loss per share of $(1.16) for full year 2002.

Net cash from operating activities for the fourth quarter of 2003 was $116.0 million. Free cash flow, defined as net cash from operating activities less capital expenditures, for the fourth quarter of 2003 was a source of cash of $92.3 million. For the full year 2003, net cash from operating activities was $260.0 million. Free cash flow for the full year 2003 was a source of cash of $141.1 million, an improvement of $209.5 million from a use of cash of $68.3 million for the same period last year.

OPERATING RESULTS

US site rental revenue for the fourth quarter of 2003 increased $9.6 million, or 8.9%, to $117.7 million, up from $108.0 million for the same period in 2002, and UK site rental and broadcast transmission revenue for the fourth quarter of 2003 increased $23.2 million, or 35.5%, to $88.4 million, up from $65.2 million for the same period in 2002. These revenue results approximate same tower sales as over 99% of Crown Castle’s sites were in operation for the 12 months preceding December 31, 2003.

On a consolidated basis, site rental and broadcast transmission gross margin, defined as site rental and broadcast transmission revenue less site rental and broadcast transmission cost of operations, increased 21% to $130.5 million, up $22.7 million in the fourth quarter of 2003 from the same period in 2002. During the past 12 months, Crown Castle’s results have benefited predominantly from organic growth and, in part, from the weakening US dollar relative to the currencies of its UK and Australian subsidiaries.

Net cash from operating activities and free cash flow for the fourth quarter of 2003 benefited from $54.9 million in working capital improvements, including approximately $45 million of prepaid 2004 rent in the UK. For the fourth quarter of 2003, US capital expenditures were $5.3 million and UK capital expenditures were $17.0 million. During the fourth quarter of 2003, Crown Castle developed 15 sites in the UK under our agreement with British Telecom.

“We are pleased with the significant free cash flow generated in 2003,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “Growth in the core business and the reduction of interest expense, capital expenditures, and working capital contributed to an increase in free cash flow in 2003. Based on current run-rate tower revenue and the positive impact of currency movements in the UK and Australia we have raised our 2004 outlook. While our 2004 outlook is currently based on the 2003 level of new leasing activity, we continue to see positive signs from the increase in site applications from our customers in the US, which may result in additional revenue. Likewise, in the UK, we continue to see significant activity as customers deploy their 3G networks. I am very pleased with the degree to which we exceeded our 2003 financial targets and look forward to further financial and operational accomplishments in 2004.”

BALANCE SHEET IMPROVEMENTS

“During the fourth quarter, we significantly reduced interest expense and increased free cash flow,” stated W. Benjamin Moreland, Chief Financial Officer of Crown Castle. “The net result of our refinancing activities during the fourth quarter was to reduce the interest rate by approximately 390 basis points on a portion of our debt, which will save us approximately $37 million per year in interest expense, bringing total annual interest expense to approximately $211 million. In addition, we have extended the maturities of our debt, including our convertible notes and preferred stock, such that 88% of the maturities are at 2010 and beyond. Given our current interest expense coverage and the maturity schedule of our debt, we are comfortable with our plan to continue to reduce our overall leverage through the expected growth in operating results and the investment of free cash flow to pay down debt. We are pleased to end 2003 with total debt and preferred stock of 7.7x fourth quarter annualized adjusted EBITDA, which is down 1.2x from 8.9x at the end of 2002.”

The following table sets forth Crown Castle’s reduction of interest expense (in millions):

	Run-Rate Q4 2002	Run-Rate Q1 2004	Net Change
Annualized interest expense*	$304.7	$211.4	$(93.3)

*	Includes 12 3/4% Senior Exchangeable Preferred Stock dividends

On October 10, 2003, Crown Castle announced the completion of an amended $1.6 billion credit facility for its restricted group operating company (“OpCo Facility”) and made certain changes to its capital structure. The OpCo Facility is comprised of a $192.5 million Term A loan, a $1.1 billion Term B loan and an unfunded $341 million revolving credit facility. Crown Castle also designated its UK subsidiary (“CCUK”) as a restricted subsidiary, repaid the CCUK senior credit facility and redeemed CCUK’s 9% Guaranteed Bonds due 2007.

On November 24, 2003, Crown Castle announced cash tender offers for its 10 3/8% Senior Discount Notes and 11 1/4% Senior Discount Notes (together “Discount Notes”). The tender offers for these notes expired on December 23, 2003. During the fourth quarter, Crown Castle purchased $418.7 million of the 10 3/8% Senior Discount Notes using $456.2 million in cash and $178.9 million of the 11 1/4% Senior Discount Notes using $200.2 million in cash. After adjusting for Discount Notes purchased after December 31, 2003, Crown Castle has $11.0 million and $10.1 million outstanding of its 10 3/8% Senior Discount Notes and 11 1/4% Senior Discount Notes, respectively.

On December 5, 2003, Crown Castle announced cash tender offers for its 9% Senior Notes and 9.5% Senior Notes (together “Senior Notes”). The tender offers for these notes expired on January 6, 2004. During the fourth quarter, including Senior Notes received in connection with tender offers and open market purchases, Crown Castle purchased $136.0 million of the 9% Senior Notes using $145.6 million in cash and $97.5 million of the 9.5% Senior Notes using $106.4 million in cash. After adjusting for the settlement of the tenders, at December 31, 2003, Crown Castle had $26.1 million and $4.8 million outstanding of its 9% Senior Notes and 9.5% Senior Notes, respectively. Crown Castle recorded a loss on the extinguishment of debt of $119.7 million in the fourth quarter of 2003 based on the tendered Discount Notes and the Senior Notes that had been tendered at December 31, 2003. The Senior Notes tendered at December 31, 2003 were classified as current maturities of long-term debt at year-end. Crown Castle paid for these notes on January 7, 2004.

On December 15, 2003, Crown Castle redeemed all of the outstanding 12 3/4% Senior Exchangeable Preferred Stock due 2010, which had an aggregate redemption value of $47.0 million, for $50.0 million based on the contractual call price of 106.375%.

Further, during the fourth quarter, Crown Castle sold $600 million of 7.5% Senior Notes. Crown Castle used the proceeds from these offerings along with existing cash balances for the redemption, tender and purchase of certain of its securities as described above.

Also, during the fourth quarter of 2003, Crown Castle repaid $20 million of its Crown Atlantic credit facility, bringing the remaining balance to $195 million. After adjusting for the January settlement of the cash tender offers for its Senior Notes, at December 31, 2003, Crown Castle had approximately $585 million of total liquidity, comprised of approximately $189 million of cash and cash equivalents and total availability under its OpCo Facility and Crown Atlantic credit facility of approximately $396 million.

On February 12, 2004, Crown Castle received unanimous consent from its lenders to amend its Crown Atlantic credit facility to reduce the amount of the revolver from $301.1 million to $250 million.

OUTLOOK

The following statements and outlook table are based on current expectations and assumptions and assume a US dollar to UK pound exchange rate of 1.75 dollars to 1.00 pound and a US dollar to Australian dollar exchange rate of 0.70 US dollars to 1.00 Australian dollar. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

Crown Castle has adjusted certain elements of its previously provided financial guidance for full year 2004, including increasing site rental and broadcast transmission revenue from between $810 million and $835 million to between $860 million and $870 million and increasing free cash flow from between $120 million and $140 million to between $145 million and $160 million for the full year 2004. Crown Castle’s outlook for net cash provided by operating activities is based on interest expense on its existing debt balances and does not include savings from interest expense reductions that may be achieved through further debt reductions and refinancings.

Crown Castle’s adjusted 2004 outlook includes an upward adjustment to site rental and broadcast transmission revenue based on fourth quarter 2003 run-rate site rental and broadcast transmission revenue and expected foreign exchange rates. Further, Crown Castle’s 2004 outlook assumes that leasing activity remains constant with 2003 leasing activity.

The following table sets forth Crown Castle’s current outlook (dollars in millions):

	First Quarter 2004	Full Year 2004
Site rental and broadcast transmission revenue	$ 211 to 213	$ 860 to 870
Net cash provided by operating activities	$ (7) to 0	$ 235 to 250
Capital expenditures	$ 20 to 24	$ 70 to 90
Free Cash Flow	$ (35) to (25)	$ 145 to 160

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Thursday, February 19, 2004 at 9:30 a.m. eastern time to discuss fourth quarter and year-end results and Crown Castle’s Outlook. Please dial 303-262-2211 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available through February 26, 2004 and may be accessed by calling 303-590-3000 and using pass code 567812. An audio archive will also be available on Crown Castle’s website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 1-713-529-6600 or email kcroan@drg-e.com.

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops as well as analog and digital audio and television broadcast transmission systems. Crown Castle offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage to 68 of the top 100 United States markets, to substantially all of the UK population and to substantially all of the Australian population. Crown Castle owns, operates and manages over 15,500 wireless communication sites internationally. For more information on Crown Castle, visit: www.crowncastle.com.

Non-GAAP Financial Measures:

This press release includes presentations of Free Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures. Crown Castle defines Free Cash Flow as net cash provided by operating activities less capital expenditures (both amounts from the Consolidated Statement of Cash Flows). Crown Castle defines Adjusted EBITDA as net loss plus cumulative effect of change in accounting principle, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Free Cash Flow and Adjusted EBITDA are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Free Cash Flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Free Cash Flow is presented as additional information because management believes it to be a useful indicator of our ability to execute our business strategy without reliance on additional borrowing or the use of our cash and liquid investments. Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. Our results under GAAP are set forth in the financial statements following this press release.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Free Cash Flow is computed as follows:

(In thousands of dollars)	For the Three Months Ended
	Dec. 31, 2003	Dec. 31, 2002
Net cash provided by operating activities	$115,985	$126,559
Less: Capital expenditures	(23,697)	(39,983)

Free Cash Flow	$92,288	$86,576

(In millions of dollars)	Forecast Ranges for the Periods
	Q1 2004	Full Year 2004
Net cash provided by operating activities	$ (7) to 0	$ 235 to 250
Less: Capital expenditures	$ (20) to (24)	$ (70) to (90)

Free Cash Flow	$ (35) to (25)	$ 145 to 160

Adjusted EBITDA is computed as follows:

(in thousands of dollars)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net loss	$(171,358)	$(34,902)	$(420,883)	$(272,521)
Cumulative effect of change in accounting principle	—	—	2,035	—
Minority interests	1,258	849	2,394	(2,498)
Provision for income taxes	(4,102)	6,832	7,518	12,276
Interest expense, amortization of deferred financing costs and dividends on preferred stock	73,645	71,736	289,647	302,570
Interest and other income (expense)	124,123	(48,089)	170,992	(66,418)
Depreciation, amortization and accretion	82,893	76,761	324,152	301,928
Non-cash general and administrative compensation charges	84	1,358	20,654	5,349
Asset write-down charges	6,800	8,550	14,317	55,796
Restructuring charges (credits)	—	10,538	1,291	17,147

Adjusted EBITDA	$113,343	$93,633	$412,117	$353,629

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to plans, projections and estimates regarding (i) demand and application and leasing rates for our sites and towers, (ii) currency exchange rates, (iii) deployment of 3G networks by our customers, (iv) interest expense, (v) debt reduction and refinancings, (vi) revenues, (vii) net cash provided by operating activities, (viii) capital expenditures, and (ix) free cash flow. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests. If we fail to comply with our covenants, our debt may be accelerated.

•	Our business depends on the demand for wireless communications and we may be adversely affected by any slowdown in such demand

•	The loss, consolidation, network sharing or financial instability of any of our limited number of customers may materially decrease revenues.

•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.

•	We operate in a competitive industry and some of our competitors have significantly more resources than we do.

•	Technology changes may significantly reduce the demand for towers and wireless communications sites.

•	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases at commercially viable terms. The loss of any of our ground leases may result in retirement obligations.

•	Our international operations expose us to changes in foreign currency exchange rates.

•	We may need additional financing, which may not be available for strategic growth opportunities or contractual obligations.

•	Fluctuations in market interest rates could increase interest expense relating to our floating rate indebtedness.

•	Laws and regulations, which may change at any time and with which we may fail to comply, govern our business and industry.

•	We are heavily dependent on our senior management.

•	We may suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.

•	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Sales or issuances, including as dividends, of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	Disputes with customers and suppliers may adversely affect results.

•	Demand for our network services business is very volatile which causes our network services operating results to vary significantly for any particular period.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect our results is included in our filings with the Securities and Exchange Commission.

CROWN CASTLE INTERNATIONAL CORP.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

AND OTHER FINANCIAL DATA

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002
Net revenues:
Site rental and broadcast transmission	$213,971	$179,280	$786,788	$677,839
Network services and other	39,875	48,681	143,560	223,694
Total net revenues	253,846	227,961	930,348	901,533
Costs of operations:
Site rental and broadcast transmission	83,425	71,421	307,511	270,024
Network services and other	30,089	39,215	110,268	176,175
Total costs of operations	113,514	110,636	417,779	446,199
General and administrative	25,002	22,241	94,888	94,222
Corporate development	1,987	1,451	5,564	7,483
Restructuring charges	—	10,538	1,291	17,147
Asset write-down charges	6,800	8,550	14,317	55,796
Non-cash general and administrative compensation charges	84	1,358	20,654	5,349
Depreciation, amortization and accretion	82,893	76,761	324,152	301,928
Operating income (loss)	23,566	(3,574)	51,703	(26,591)
Interest and other income (expense)	(124,123)	48,089	(170,992)	66,418
Interest expense, amortization of deferred financing costs and dividends on preferred stock	(73,645)	(71,736)	(289,647)	(302,570)
Loss before income taxes, minority interests and cumulative effect of change in accounting principle	(174,202)	(27,221)	(408,936)	(262,743)
Provision for income taxes	4,102	(6,832)	(7,518)	(12,276)
Minority interests	(1,258)	(849)	(2,394)	2,498
Loss before cumulative effect of change in accounting principle	(171,358)	(34,902)	(418,848)	(272,521)
Cumulative effect of change in accounting principle for asset retirement obligations, net of related tax benefit of $636	—	—	(2,035)	—
Net loss	(171,358)	(34,902)	(420,883)	(272,521)
Dividends on preferred stock, net of gains (losses) on purchases of preferred stock	(9,997)	30,672	(53,945)	19,638
Net loss after deduction of dividends on preferred stock, net of gains (losses) on purchases of preferred stock	$(181,355)	$(4,230)	$(474,828)	$(252,883)
Per common share - basic and diluted:
Loss before cumulative effect of change in accounting principle	$(0.83)	$(0.02)	$(2.18)	$(1.16)
Cumulative effect of change in accounting principle	—	—	(0.01)	—
Net loss	$(0.83)	$(0.02)	$(2.19)	$(1.16)
Common shares outstanding - basic and diluted	218,241	215,138	216,947	218,028
Adjusted EBITDA (before restructuring and asset write-down charges): Site rental and broadcast transmission	$121,737	$101,009	$447,099	$374,491
Network services and other (before corporate development expenses)	(6,407)	(5,925)	(29,418)	(13,379)
Adjusted EBITDA before corporate development expenses	115,330	95,084	417,68	361,112
Corporate development	(1,987)	(1,451)	(5,564)	(7,483)
Total Adjusted EBITDA	$113,343	$93,633	$412,117	$353,629

CROWN CASTLE INTERNATIONAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$462,427	$516,172
Receivables, net of allowance for doubtful accounts	82,053	135,864
Short-term investments	—	115,697
Inventories	15,542	45,616
Prepaid expenses and other current assets	81,738	53,732
Total current assets	641,760	867,081
Property and equipment, net of accumulated depreciation	4,741,945	4,828,033
Goodwill	1,206,713	1,067,041
Deferred financing costs and other assets, net of accumulated amortization	142,959	130,446
	$6,733,377	$6,892,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,749	$63,852
Accrued interest	49,063	59,811
Accrued compensation and related benefits	19,117	14,661
Deferred rental revenues and other accrued liabilities	285,763	208,195
Long-term debt, current maturities	267,142	14,250
Total current liabilities	661,834	360,769
Long-term debt, less current maturities	3,182,850	3,212,710
Other liabilities	211,763	183,227
Total liabilities	4,056,447	3,756,706
Minority interests	208,333	171,383
Redeemable preferred stock	506,702	756,014
Stockholders’ equity	1,961,895	2,208,498
	$6,733,377	$6,892,601

CROWN CASTLE INTERNATIONAL CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Three Months Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(171,358)	$(34,902)
Adjustments to reconcile net loss to net cash provided by operating activities:
(Gains) losses on purchases and redemption of long-term debt	119,688	(49,140)
Depreciation, amortization and accretion	82,893	76,761
Amortization of deferred financing costs, discounts on long-term debt and dividends on preferred stock	17,633	19,708
Asset write-down charges	6,800	8,550
Losses on purchases and redemptions of preferred stock	3,085	—
Minority interests	1,258	849
Equity in losses (earnings) and write-downs of unconsolidated affiliates	1,010	1,398
Non-cash general and administrative compensation charges	84	1,358
Changes in assets and liabilities:
Increase in deferred rental revenues and other liabilities	39,241	8,316
Increase in accrued interest	15,377	27,277
Decrease in receivables	12,880	39,959
Decrease in accounts payable	(8,856)	(13,350)
(Increase) decrease in inventories, prepaid expenses and other assets	(3,750)	39,775
Net cash provided by operating activities	115,985	126,559

Cash flows from investing activities:
Proceeds from disposition of property and equipment	1,828	7,845
Capital expenditures	(23,697)	(39,983)
Investments in affiliates and other	(63)	2,647
Maturities of investments	—	29,500
Purchases of investments	—	(36,893)
Acquisition of assets	—	(3,252)
Net cash used for investing activities	(21,932)	(40,136)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,302,000	—
Proceeds from issuance of capital stock	3,460	123
Purchases and redemptions of long-term debt	(913,171)	(97,520)
Principal payments on long-term debt	(102,750)	(30,910)
Net borrowings (payments) under revolving credit agreements	(94,948)	—
Purchases and redemption of capital stock	(62,266)	(49,017)
Incurrence of financing costs	(22,093)	(2,673)
Net cash provided by (used for) financing activities	110,232	(179,997)
Effect of exchange rate changes on cash	2,470	4,427
Net increase (decrease) in cash and cash equivalents	206,755	(89,147)
Cash and cash equivalents at beginning of period	255,672	605,319
Cash and cash equivalents at end of period	$462,427	$516,172

Supplemental disclosure of cash flow information:
Interest paid	$35,946	$23,733
Income taxes paid	138	109

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 12/31/02
	US	UK	AUS	CCIC
Revenues
Site Rental	108,023	65,248	6,009	179,280
Services	27,651	20,372	658	48,681
Total Revenues	135,674	85,620	6,667	227,961
Operating Expenses
Site Rental	37,080	31,888	2,453	71,421
Services	21,914	16,850	451	39,215
Total Operating Expenses	58,994	48,738	2,904	110,636
General & Administrative
Site Rental	4,797	392	1,661	6,850
Services	15,220	171	—	15,391
Total General & Administrative	20,017	563	1,661	22,241
Operating Cash Flow
Site Rental	66,146	32,968	1,895	101,009
Services	(9,483)	3,351	207	(5,925)
Total Pre-Overhead Cash Flow	56,663	36,319	2,102	95,084
Corporate Overhead	1,451	—	—	1,451
Adjusted EBITDA	55,212	36,319	2,102	93,633

	Quarter Ended 12/31/02
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	66%	51%	59%	60%
Services	21%	17%	31%	19%
Operating Cash Flow Margins
Site Rental	61%	51%	32%	56%
Services	-34%	16%	31%	-12%
Adjusted EBITDA Margin	41%	42%	32%	41%

	Quarter Ended 3/31/03
	US	UK	AUS	CCIC
Revenues
Site Rental	107,849	71,125	5,986	184,960
Services	16,135	14,845	784	31,764
Total Revenues	123,984	85,970	6,770	216,724
Operating Expenses
Site Rental	38,325	32,752	2,283	73,360
Services	11,036	13,331	575	24,942
Total Operating Expenses	49,361	46,083	2,858	98,302
General & Administrative
Site Rental	4,579	1,172	1,700	7,451
Services	14,239	502	—	14,741
Total General & Administrative	18,818	1,674	1,700	22,192
Operating Cash Flow
Site Rental	64,945	37,201	2,003	104,149
Services	(9,140)	1,012	209	(7,919)
Total Pre-Overhead Cash Flow	55,805	38,213	2,212	96,230
Corporate Overhead	1,620	—	—	1,620
Adjusted EBITDA	54,185	38,213	2,212	94,610

	Quarter Ended 3/31/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	64%	54%	62%	60%
Services	32%	10%	27%	21%
Operating Cash Flow Margins
Site Rental	60%	52%	33%	56%
Services	-57%	7%	27%	-25%
Adjusted EBITDA Margin	44%	44%	33%	44%

	Quarter Ended 6/30/03
	US	UK	AUS	CCIC
Revenues
Site Rental	110,504	72,824	6,142	189,470
Services	18,771	15,102	858	34,731
Total Revenues	129,275	87,926	7,000	224,201

Operating Expenses
Site Rental	37,502	33,695	2,483	73,680
Services	12,234	14,434	585	27,253
Total Operating Expenses	49,736	48,129	3,068	100,933

General & Administrative
Site Rental	5,080	1,343	1,648	8,071
Services	15,492	575	—	16,067
Total General & Administrative	20,572	1,918	1,648	24,138

Operating Cash Flow
Site Rental	67,922	37,786	2,011	107,719
Services	(8,955)	93	273	(8,589)
Total Pre-Overhead Cash Flow	58,967	37,879	2,284	99,130

Corporate Overhead	918	—	—	918
Adjusted EBITDA	58,049	37,879	2,284	98,212

	Quarter Ended 6/30/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	66%	54%	60%	61%
Services	35%	4%	32%	22%

Operating Cash Flow Margins
Site Rental	61%	52%	33%	57%
Services	-48%	1%	32%	-25%

Adjusted EBITDA Margin	45%	43%	33%	44%

	Quarter Ended 9/30/03
	US	UK	AUS	CCIC
Revenues
Site Rental	113,387	78,260	6,740	198,387
Services	16,361	19,794	1,035	37,190
Total Revenues	129,748	98,054	7,775	235,577

Operating Expenses
Site Rental	37,298	36,984	2,764	77,046
Services	9,668	17,806	510	27,984
Total Operating Expenses	46,966	54,790	3,274	105,030

General & Administrative
Site Rental	4,319	1,491	2,037	7,847
Services	15,066	643	—	15,709
Total General & Administrative	19,385	2,134	2,037	23,556

Operating Cash Flow
Site Rental	71,770	39,785	1,939	113,494
Services	(8,373)	1,345	525	(6,503)
Total Pre-Overhead Cash Flow	63,397	41,130	2,464	106,991

Corporate Overhead	1,039	—	—	1,039
Adjusted EBITDA	62,358	41,130	2,464	105,952

	Quarter Ended 9/30/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	67%	53%	59%	61%
Services	41%	10%	51%	25%

Operating Cash Flow Margins
Site Rental	63%	51%	29%	57%
Services	-51%	7%	51%	-17%

Adjusted EBITDA Margin	48%	42%	32%	45%

	Quarter Ended 12/31/03
	US	UK	AUS	CCIC
Revenues
Site Rental	117,686	88,425	7,860	213,971
Services	17,561	21,503	811	39,875
Total Revenues	135,247	109,928	8,671	253,846

Operating Expenses
Site Rental	39,353	40,905	3,167	83,425
Services	11,604	17,951	534	30,089
Total Operating Expenses	50,957	58,856	3,701	113,514

General & Administrative
Site Rental	4,889	1,469	2,451	8,809
Services	15,561	632	—	16,193
Total General & Administrative	20,450	2,101	2,451	25,002

Operating Cash Flow
Site Rental	73,444	46,051	2,242	121,737
Services	(9,604)	2,920	277	(6,407)
Total Pre-Overhead Cash Flow	63,840	48,971	2,519	115,330

Corporate Overhead	1,987	—	—	1,987
Adjusted EBITDA	61,853	48,971	2,519	113,343

	Quarter Ended 12/31/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	67%	54%	60%	61%
Services	34%	17%	34%	25%

Operating Cash Flow Margins
Site Rental	62%	52%	29%	57%
Services	-55%	14%	34%	-16%

Adjusted EBITDA Margin	46%	45%	29%	45%

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

Restricted and Unrestricted Subsidiaries

(in $ thousands)

	Quarter Ended 12/31/02
	Restricted*	Crown Atlantic	Other	CCIC
Revenues
Site Rental	154,932	24,348	—	179,280
Services	43,035	5,646	—	48,681
Total Revenues	197,967	29,994	—	227,961

Operating Expenses
Site Rental	61,786	9,635	—	71,421
Services	36,841	2,374	—	39,215
Total Operating Expenses	98,627	12,009	—	110,636

General & Administrative
Site Rental	6,398	452	—	6,850
Services	12,929	1,015	1,447	15,391
Total General & Administrative	19,327	1,467	1,447	22,241

Operating Cash Flow
Site Rental	86,748	14,261	—	101,009
Services	(6,735)	2,257	(1,447)	(5,925)
Total Pre-Overhead Cash Flow	80,013	16,518	(1,447)	95,084

Corporate Overhead	1,451	—	—	1,451
Adjusted EBITDA	78,562	16,518	(1,447)	93,633

	Quarter Ended 12/31/02
	Restricted*	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	60%	60%	—	60%
Services	14%	58%	—	19%

Operating Cash Flow Margins
Site Rental	56%	59%	—	56%
Services	-16%	40%	—	-12%

Adjusted EBITDA Margin	40%	55%	N/A	41%

	Quarter Ended 3/31/03
	Restricted*	Crown Atlantic	Other	CCIC
Revenues
Site Rental	160,010	24,950	—	184,960
Services	29,081	2,683	—	31,764
Total Revenues	189,091	27,633	—	216,724

Operating Expenses
Site Rental	63,639	9,721	—	73,360
Services	23,225	1,717	—	24,942
Total Operating Expenses	86,864	11,438	—	98,302

General & Administrative
Site Rental	6,931	520	—	7,451
Services	12,363	1,101	1,277	14,741
Total General & Administrative	19,294	1,621	1,277	22,192

Operating Cash Flow
Site Rental	89,440	14,709	—	104,149
Services	(6,507)	(135)	(1,277)	(7,919)
Total Pre-Overhead Cash Flow	82,933	14,574	(1,277)	96,230

Corporate Overhead	1,620	—	—	1,620
Adjusted EBITDA	81,313	14,574	(1,277)	94,610

	Quarter Ended 3/31/03
	Restricted*	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	60%	61%	—	60%
Services	20%	36%	—	21%

Operating Cash Flow Margins
Site Rental	56%	59%	—	56%
Services	-22%	-5%	—	-25%

Adjusted EBITDA Margin	43%	53%	N/A	44%

	Quarter Ended 6/30/03
	Restricted*	Crown Atlantic	Other	CCIC
Revenues
Site Rental	164,168	25,302	—	189,470
Services	30,658	4,073	—	34,731
Total Revenues	194,826	29,375	—	224,201

Operating Expenses
Site Rental	64,572	9,108	—	73,680
Services	24,907	2,346	—	27,253
Total Operating Expenses	89,479	11,454	—	100,933

General & Administrative
Site Rental	7,552	519	—	8,071
Services	13,980	984	1,103	16,067
Total General & Administrative	21,532	1,503	1,103	24,138

Operating Cash Flow
Site Rental	92,044	15,675	—	107,719
Services	(8,229)	743	(1,103)	(8,589)
Total Pre-Overhead Cash Flow	83,815	16,418	(1,103)	99,130

Corporate Overhead	918	—	—	918
Adjusted EBITDA	82,897	16,418	(1,103)	98,212

	Quarter Ended 6/30/03
	Restricted*	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	61%	64%	—	61%
Services	19%	42%	—	22%

Operating Cash Flow Margins
Site Rental	56%	62%	—	57%
Services	-27%	18%	—	-25%

Adjusted EBITDA Margin	43%	56%	N/A	44%

	Quarter Ended 9/30/03
	Restricted*	Crown Atlantic	Other	CCIC
Revenues
Site Rental	172,880	25,507	—	198,387
Services	33,828	3,362	—	37,190
Total Revenues	206,708	28,869	—	235,577

Operating Expenses
Site Rental	68,146	8,900	—	77,046
Services	27,155	829	—	27,984
Total Operating Expenses	95,301	9,729	—	105,030

General & Administrative
Site Rental	7,390	457	—	7,847
Services	13,307	988	1,414	15,709
Total General & Administrative	20,697	1,445	1,414	23,556

Operating Cash Flow
Site Rental	97,344	16,150	—	113,494
Services	(6,634)	1,545	(1,414)	(6,503)
Total Pre-Overhead Cash Flow	90,710	17,695	(1,414)	106,991

Corporate Overhead	1,039	—	—	1,039
Adjusted EBITDA	89,671	17,695	(1,414)	105,952

	Quarter Ended 9/30/03
	Restricted*	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	61%	65%	—	61%
Services	20%	75%	—	25%
Operating Cash Flow Margins
Site Rental	56%	63%	—	57%
Services	-20%	46%	—	-17%
Adjusted EBITDA Margin	43%	61%	N/A	45%

	Quarter Ended 12/31/03
	Restricted*	Crown Atlantic	Other	CCIC
Revenues
Site Rental	186,472	27,499	—	213,971
Services	36,730	3,145	—	39,875
Total Revenues	223,202	30,644	—	253,846

Operating Expenses
Site Rental	73,629	9,796	—	83,425
Services	27,961	2,128	—	30,089
Total Operating Expenses	101,590	11,924	—	113,514

General & Administrative
Site Rental	8,238	571	—	8,809
Services	13,312	1,198	1,683	16,193
Total General & Administrative	21,550	1,769	1,683	25,002

Operating Cash Flow
Site Rental	104,605	17,132	—	121,737
Services	(4,543)	(181)	(1,683)	(6,407)
Total Pre-Overhead Cash Flow	100,062	16,951	(1,683)	115,330

Corporate Overhead	1,987	—	—	1,987
Adjusted EBITDA	98,075	16,951	(1,683)	113,343

	Quarter Ended 12/31/03
	Restricted*	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	61%	64%	—	61%
Services	24%	32%	—	25%

Operating Cash Flow Margins
Site Rental	56%	62%	—	57%
Services	-12%	-6%	—	-16%
Adjusted EBITDA Margin	44%	55%	N/A	45%

*	Pro forma for the inclusion of CCUK

CCI FACT SHEET Q4 2003

$ in thousands

	Q4 ‘02	Q4 ‘03	% Change
CCUSA and Crown Atlantic
Site Rental Revenue	$108,023	$117,686	9%
Ending Sites	10,794	10,642	-1%

CCUK
Site Rental & Broadcast Transmission Revenue	$65,248	$88,425	36%
Ending Sites	3,397	3,487	3%

CCAUS
Site Rental Revenue	$6,009	$7,860	31%
Ending Sites	1,387	1,388	0%

TOTAL CCIC
Site Rental & Broadcast Transmission
Revenue	$179,280	$213,971	19%
Ending Sites	15,578	15,517	0%
Ending Cash and Investments	$631,869	$462,427

Debt
Bank Debt	$1,094,855	$1,484,750
Bonds	$2,132,105	$1,965,242
12 3/4% Preferred Stock	$250,650	$0
6 1/4% & 8 1/4% Convertible Preferred Stock	$505,364	$506,702
Total Debt	$3,982,974	$3,956,694

Leverage Ratios
Net Bank Debt / EBITDA*	1.2X	2.3X
Net Bank Debt + Bonds + Preferred / EBITDA*	7.6X	6.6X
Total Net Debt / EBITDA*	8.9X	7.7X

*Last Quarter Annualized Adjusted EBITDA	$374,532	$453,372